                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-115247

                             PROSPECTUS SUPPLEMENT

                        To Prospectus dated June 2, 2004
                            and supplemented by the
                            Prospectus Supplements,
        dated June 8, 2004, June 15, 2004, June 17, 2004, June 21, 2004,
              July 12, 2004, August 3, 2004, and August 18, 2004.

                                       of

                                  FINDWHAT.COM


         PS Capital Ventures LP ("PS Capital") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o 1,500 shares on September 15, 2004 at an average price of $17.38 per share.

This sale was effected by Bear Stearns & Co. Inc. ("Bear Stearns"), as agent. Bear Stearns received a commission of $390.01 in connection with the sales. Immediately following this sale, PS Capital beneficially owned 2,146 shares of our common stock.

         On September 21, 2004, the closing price per share of our common stock on the Nasdaq National Market was $17.55.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is September 23, 2004.